UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNOVATION BEVERAGE GROUP LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

29 Anvil Road

Seven Hills, NSW 2147

Australia

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-266965

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares, no par value per share, of Innovation Beverage Group Limited (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Share Capital and Constitution” in the Registrant’s Registration Statement on Form F-1 (File No. 333-266965), as initially filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on August 19, 2022, and as amended (as amended from time to time, the “F-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the F-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 16, 2024	INNOVATION BEVERAGE GROUP LIMITED

	By:	/s/ Dean Huge
	Name:	Dean Huge
	Title:	Chief Executive Officer